                             JOINT FILING AGREEMENT

     Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

     IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

Dated: March 27, 2012

                                        INVESTMENT CORPORATION OF DUBAI

                                        By:    /s/ Khalifa Al Daboos
                                               --------------------------------
                                        Name:  Khalifa Al Daboos
                                        Title: Director

                                        BORSE DUBAI LIMITED

                                        By:    /s/ Essa Kazim
                                               --------------------------------
                                        Name:  Essa Kazim
                                        Title: Chairman

                                        By:    /s/ Abdulaziz Al Muhairi
                                               --------------------------------
                                        Name:  Abdulaziz Al Muhairi
                                        Title: Director